USDC SDNY DOCUMENT ELECTRONICALLY FILED DOC #: ________________________ DATE FILED: 9/26/07

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

_______________________________________X

SHANE D. MOSLEY, SR.,

Plaintiff,	05 Civ. 7989 (BSJ) (FM)

- against -	JUDGMENT

CEDRIC KUSHNER, CEDRIC KUSHNER

PROMOTIONS, LTD., CEDRIC KUSHNER

PROMOTIONS, INC., CEDRIC KUSHNER BOXING,

INC., JAMES DILORENZO, STEVEN ANGEL,

CKRUSH, INC., and GOTHAM BOXING, INC.,

Defendants.

_______________________________________X

WHEREAS Shane D. Mosley, Sr. entered into a Settlement Agreement with defendants Cedric Kushner, Cedric Kushner Promotions, Ltd., and Cedric Kushner Promotions, Inc. ( the “Kushner Defendants”) dated as of November 4, 2005 (the “Settlement Agreement”).

WHEREAS the Court issued an Order dated as of August 14, 2007, that, inter alia, added Ckrush, Inc. and Gotham Boxing, Inc. as party defendants (Ckrush, Inc., Gotham Boxing, Inc. and the Kushner Defendants are collectively referred to herein as “Defendants”).

WHEREAS this case having been tried before Judge Barbara S. Jones from September 24-26, 2007, and at the conclusion of the hearing Judge Barbara S. Jones having found in favor of plaintiff Shane D. Mosley, Sr. on his claims that Defendants materially breached the Settlement Agreement.

NOW, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that plaintiff Shane D. Mosley, Sr. shall have judgment in the sum of $529,368.05 on his breach of contract claims jointly and severally against Defendants, which, pursuant to the parties’ agreement, will continue to accrue interest at the rate of nine percent (9%) per annum from the date of entry hereof.

SO ORDERED.
Dated: New York, New York September 26, 2007

/s/ Barbara S. Jones
BARBARA S. JONES
United States District Judge